                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        NOVACARE EMPLOYEE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                [NOVACARE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 8, 1998

                                                        Norristown, Pennsylvania
                                                                October 28, 1998

To the Holders of Common Stock of
  NovaCare Employee Services, Inc.:

     The Annual Meeting (the "Meeting") of the Stockholders of NovaCare Employee Services, Inc. (the "Company") will be held at the DoubleTree Guest Suites, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462, on Tuesday, December 8, 1998 at 10:00 A.M., local time, to consider and act upon the following matters:

          1. Election of directors for the ensuing year.

          2. Proposal to increase the number of shares of Common Stock issuable under the Company's stock option plan.

          3. Ratify selection of independent accountants.

          4. Such other business as may properly come before the Meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on October 13, 1998 are entitled to notice of and to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the Company's executive offices in Norristown, Pennsylvania during the ten-day period preceding the Meeting.

                                          By order of the Board of Directors,

                                          Richard S. Binstein,
                                          Secretary

     Stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed return envelope so that your vote can be recorded. The envelope does not require any postage if mailed in the United States.

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of NovaCare Employee Services, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Meeting") to be held on December 8, 1998, and at any postponements or adjournments thereof. If properly signed and returned to the Company and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and as recommended by the Board of Directors unless contrary instructions are given. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about October 28, 1998. The Company's principal executive offices are located at the Valley Forge Corporate Center, 2621 Van Buren Avenue, Norristown, Pennsylvania 19403.

     Any proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a proxy will not have the effect of revoking that proxy.

     Only stockholders of record at the close of business on October 13, 1998 are entitled to vote at the Meeting or any adjournments thereof. As of October 13, 1998, the Company had 27,813,718 outstanding shares of common stock, $.01 par value (the "Common Stock"), each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

     Directors are elected by plurality vote. Approval of the proposal to increase the number of shares of Common Stock issuable under the Company's stock option plan, and ratification of the selection of independent accountants for the Company will require the affirmative vote of the holders of a majority of the Common Stock entitled to vote on the proposals and present in person or represented by proxy. With respect to such proposals, abstentions will be included, but broker non-votes will not be included, in the calculation of the number of holders who are present at the Meeting.

                            I. ELECTION OF DIRECTORS

     Seven directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the seven nominees listed in the following table, unless contrary instructions are given. All of such nominees, other than William F. Weld, are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. The directors elected by the stockholders will serve until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and shall have qualified. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                                                               SHARES OF COMMON
                                                                 STOCK OWNED
                    NAME OF NOMINEE AND                       BENEFICIALLY AS OF    PERCENT
                  BIOGRAPHICAL INFORMATION                    AUGUST 31, 1998(1)    OF CLASS
                  ------------------------                    ------------------    --------
HARVEY V. FINEBERG, M.D., Ph.D., age 53, has been a director of the Company since March 3, 1997. He was named Provost of
Harvard University in July 1997. Until then, he had been
Dean of the Harvard School of Public Health since 1984 and a
Professor of Health Policy and Management there since 1982.
From 1995 to 1996, he served as President of the Association of Schools of Public Health. He is also a member of the
Institute of Medicine. Dr. Fineberg is a director of
Integra, Inc., a national mental health services company
incorporated in 1991 ("Integra").                                     6,667(2)           *

JOHN H. FOSTER, age 56, has been a director of the Company
since March 3, 1997. Mr. Foster is a director of Corning
Incorporated, an international corporation with business
interests in specialty materials and communications. Since
March 1991, Mr. Foster also has been Chairman of the Board
and Chief Executive Officer of Integra. He is also Chairman
of the Board of NovaCare, Inc., the Company's parent
corporation ("NovaCare"), since 1984 and served as
NovaCare's Chief Executive Officer from 1984 through May
1997. Mr. Foster is founder and Chairman of Foster
Management Company, an investment advisor, and general
partner of various venture capital investment funds.                  4,000(3)           *

TIMOTHY E. FOSTER, age 46, has been a director of the
Company since March 3, 1997. Since February 1995, he has
also been a director of Integra, Inc., a national mental
health services company. Mr. Foster has been Chief Executive
Officer of NovaCare since May 1997 and a director of
NovaCare since December 1984.                                        14,000(4)           *

E. MARTIN GIBSON, age 60, has been Chairman of the Board of
the Company since March 3, 1997. Mr. Gibson, who is retired, served as Chairman and Chief Executive Officer of Corning
Lab Services, Inc., a subsidiary of Corning Incorporated,
from 1990 until December 1994. He currently serves as a
director of International Technology Corp., an environmental management company, Hardinge Brothers, Inc., a manufacturer
of machine tools, Pharmerica Corp., an institutional
pharmacy company, and Sensus Corp., a private biotechnology
company. Mr. Gibson has been a director of NovaCare since
March 1992.                                                          13,334(5)           *

                                                               SHARES OF COMMON
                                                                 STOCK OWNED
                    NAME OF NOMINEE AND                       BENEFICIALLY AS OF    PERCENT
                  BIOGRAPHICAL INFORMATION                    AUGUST 31, 1998(1)    OF CLASS
                  ------------------------                    ------------------    --------
LOREN J. HULBER, age 56, has been the President, Chief
Executive Officer and a director of the Company since March
3, 1997. For the previous ten years, he served in various
capacities for Fortune Brands, Inc., most recently as
President and Chief Executive Officer of Day-Timers, Inc., a
subsidiary specializing in time management and personal
organization. From 1973 until 1981, Mr. Hulber was President and Chief Executive Officer of Durand Corporation, an office products company. Upon Durand Corporation's acquisition by
Jostens, Inc. in 1981 and until 1987, Mr. Hulber was
President of that company's Business Products Group, a
provider of business products and services. Mr. Hulber
currently serves as Vice Chairman of the Board of Trustees
of Lehigh Valley Hospital and Health Network.                       375,000(6)        1.35%

STEPHEN E. O'NEIL, age 65, has been a director of the
Company since March 3, 1997. Mr. O'Neil has been a Principal of The O'Neil Group, a private investment firm, since 1981.
He is a director of Brown-Forman Corporation, Castle
Convertible Fund, Inc., Spectra Fund, Inc., Alger Fund,
Inc., Alger American Funds and NovaCare.                              6,667(7)           *

WILLIAM F. WELD, Esq., age 53, is Counsel to McDermott, Will
& Emery, a national law firm. From 1991 through 1997, Mr.
Weld served as Governor of the Commonwealth of
Massachusetts. Mr. Weld served as Assistant U.S. Attorney
General from 1986 through 1988 and he served as United
States Attorney for Massachusetts from 1981 through 1986. He
is a director of Affiliated Managers Group, Inc.                        -0-(8)           *

---------------
 *  Less than one percent.

(1) As of August 31, 1998, each director had sole voting and investment power with respect to all shares shown in the table as beneficially owned by him, except as indicated below.

(2) Consists of 6,667 shares of the Company's Common Stock presently issuable upon exercise of options.

(3) Consists of 4,000 shares of the Company's Common Stock presently issuable upon exercise of options. In addition, Mr. Foster beneficially owns 4,151,214 shares (approximately 6.5%) of the common stock (the "NovaCare Common Stock") of NovaCare, presently issuable upon exercise of options.

(4) Includes 4,000 shares of the Company's Common Stock presently issuable upon exercise of options. In addition, Mr. Foster owns 910,001 shares (approximately 1.4%) of NovaCare Common Stock, presently issuable upon exercise of options.

(5) Consists of 13,334 shares of the Company's Common Stock presently issuable upon exercise of options. In addition, Mr. Gibson owns 39,333 shares (less than one percent) of NovaCare Common Stock, 36,733 of such shares presently issuable upon exercise of options.

(6) In addition, Mr. Hulber owns 10,000 shares (less than one percent) of NovaCare Common Stock.

(7) Consists of 6,667 shares of the Company's Common Stock presently issuable upon exercise of options. In addition, Mr. O'Neil owns 36,833 shares (less than one percent) of NovaCare Common Stock, 36,733 of such shares presently issuable upon exercise of options.

(8) Mr. Weld does not own any shares of the Company's Common Stock or NovaCare Common Stock.

     No family relationship exists among any of the directors or executive officers of the Company.

     During the fiscal year ended June 30, 1998, the Board met six times and convened three times by means of unanimous written consent. Each of the nominees listed above presently serving as a director of the Company attended at least 75% of the meetings of the Board and meetings of any committees of the Board on which such person served which were held during the time that such person served, except as follows: Harvey V. Fineberg, M.D., Ph.D. attended 66% of such Board and committee meetings.

     The Board has a Compensation Committee and an Audit Committee. The members of the Compensation Committee are E. Martin Gibson, who serves as Chairman, Harvey V. Fineberg, M.D., Ph.D. and Stephen E. O'Neil. The Compensation Committee determines the compensation of senior management, administers the Company's 1997 Stock Option Plan and determines the persons who are to receive options and the number of shares subject to each option. The Compensation Committee met three times and convened once by unanimous written consent during the fiscal year ended June 30, 1998.

     The members of the Audit Committee are Stephen E. O'Neil, who serves as Chairman, Harvey V. Fineberg, M.D., Ph.D. and E. Martin Gibson. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews, with the independent accountants, the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors the Company's compliance programs and other corporate and financial policies. The Audit Committee met twice during the fiscal year ended June 30, 1998.

COMPENSATION OF DIRECTORS OF THE COMPANY

     In consideration for each director's services during fiscal years 1997 and 1998, the Company granted each director options to purchase 20,000 shares of the Company's Common Stock at a price of $2.80 per share, except for E. Martin Gibson, Chairman of the Board of Directors, who was granted options to purchase 40,000 shares of the Company's Common Stock. All of the foregoing options were granted on February 28, 1997, and all such options vest over five years at the rate of 20% annually.

COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth information for the fiscal years ended June 30, 1998 and 1997 concerning the compensation paid or awarded to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during each such year, together with one additional executive officer whose employment with the Company terminated during fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                      ANNUAL COMPENSATION                AWARDS
             NAME AND                       ---------------------------------------     OPTIONS
        PRINCIPAL POSITION           YEAR    SALARY($)     BONUS($)     OTHER($)(1)       (#)
-----------------------------------  ----   -----------   -----------   -----------   ------------
Loren J. Hulber(2).................  1998   $204,878.74   $216,999.94   $20,222.88      150,000
President and Chief Executive        1997     69,230.00     31,500.00     1,884.61           --
  Officer
Thomas D. Schubert(3)..............  1998    155,210.85     63,472.50     8,347.52       75,000
Senior Vice President and Chief      1997      5,769.23            --           --       25,000
  Financial Officer
Andrew W. Stith (4)................  1998    148,212.33     60,606.00     3,977.22      100,000
Senior Vice President of             1997     18,216.65            --     1,764.45       30,000
  Marketing and Sales
Arthur T. Locilento, Jr. (5).......  1998    141,931.05            --    32,391.36           --
Formerly Senior Vice President       1997     51,923.07     26,845.08     7,934.81           --
  of Human Resources
Aven A. Kerr (6)...................  1998    119,947.05     61,424.98    31,762.86      125,000
Executive Vice President and         1997            --            --           --       10,000
  Chief Operating Officer
Christina D. Harris, Esq. (7)......  1998    110,000.02     41,679.50     1,914.39       60,000
Senior Vice President of             1997            --            --           --           --
  Regulatory Affairs and Compliance
  and General Counsel

---------------
(1) Represents the Company's contributions for various benefit plans, including 401(k) Plan, Supplemental Benefit Plan, Long Term Disability Plan and Life Insurance Plan.

(2) Mr. Hulber became President and Chief Executive Officer of the Company in January 1997.

(3) Mr. Schubert became Senior Vice President and Chief Financial Officer of the Company in June 1997.

(4) Mr. Stith became Senior Vice President of Marketing and Sales of the Company in April 1997.

(5) Mr. Locilento was the Company's Senior Vice President of Human Resources from October 1996 to May 1998. Mr. Locilento left the Company in May 1998.

(6) Ms. Kerr became an Executive Vice President and the Chief Operating Officer of the Company in June 1998. From September 1997 to May 1998, Ms. Kerr was Senior Vice President of Operations Administration of the Company.

(7) Ms. Harris became the Senior Vice President of Regulatory Affairs and Compliance of the Company in July 1997. During 1998, Ms. Harris was also appointed to serve as the Company's General Counsel.

     The following table sets forth the number and value of options exercised by the executive officers of the Company named in the Summary Compensation Table during the fiscal year ended June 30, 1998 and the number and value of options held by such executive officers at June 30, 1998.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                    SECURITIES              VALUE OF
                                                                    UNDERLYING            UNEXERCISED
                                                                   UNEXERCISED            IN-THE-MONEY
                                                                    OPTIONS AT              OPTIONS
                                                                 JUNE 30, 1998(#)    AT JUNE 30, 1998($)(1)
                                                                 ----------------    ----------------------
                                  SHARES ACQUIRED     VALUE        EXERCISABLE/           EXERCISABLE/
              NAME                 UPON EXERCISE     REALIZED     UNEXERCISABLE          UNEXERCISABLE
              ----                ---------------    --------    ----------------    ----------------------
Christina D. Harris,Esq.........          --              --      2,000/ 58,000         $13,400/$72,350
Loren J. Hulber.................          --              --          0/150,000               0/ 56,250
Aven A. Kerr....................          --              --      2,000/133,000          13,400/119,225
Arthur T. Locilento, Jr.........       5,000          27,640                 --                      --
Thomas D. Schubert..............          --              --      5,000/ 95,000          33,500/162,125
Andrew W. Stith.................          --              --      6,000/124,000          40,200/198,300

---------------
(1) In-the-money options are those for which the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     E. Martin Gibson, as Chairman, Harvey V. Fineberg, M.D., Ph.D. and Stephen
E. O'Neil served on the Compensation Committee of the Board of Directors for the entire 1998 fiscal year. No insider served on the Committee and there were no interlocks.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") presently is composed of three independent non-employee directors. The Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's officers, directors and senior management employees.

     In its decision-making, the Committee is guided by a compensation philosophy designed to reward employees for the achievement of organizational goals and for the maximization of stockholder return. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent and, where appropriate, the need to invest in the future growth of the business.

     The compensation program, which provides incentives for executives to achieve the short-term and long-term goals of the Company, comprises three components: base salary, cash incentives and stock option awards.

  Base Salary

     Executive and management base salaries provide fixed compensation to retain talent to launch a new business venture.

  Incentive Compensation

     Based on organizational level and performance, incentive opportunities are available to a wide range of Company employees. These programs are effective in reinforcing both the overall values of the Company and the specific operating goals of the various business units.

     Executive incentive plans are designed to focus executive attention on the key performance goals of the Company, to identify the expected levels of performance and to reward individuals who meet or exceed such expectations. The aggregate amounts available for incentive awards are determined by the overall financial performance of the Company. The actual awards paid to individual recipients under the plans are based on the achievement of weighted performance goals.

     For the Chief Executive Officer and other executives and management employees, including the executives named in this Proxy Statement, incentive awards were performance-driven. A minimum of 60% of the incentive award was based on financial performance, and the remainder was based on achievement of specific business objectives. To earn incentive awards based on financial performance, the Company's performance must at a minimum have reached 70% of the financial performance targets established by the Board of Directors, at which level of performance 50% of the targeted incentive opportunity would be earned. Earned awards increased proportionally and reached 100% at achievement of 100% of the performance goal. Performance awards over 100% increased on a formula basis up to 200% of the targeted incentive opportunity at 130% of such performance goal; awards were capped at 200% of the targeted amount.

  Stock Option Awards

     The Company's 1997 Stock Option Plan (the "Plan") was approved by the Board of Directors and the stockholders of the Company to align executives' interests with stockholders' interests, to provide incentives for key employees of the Company and its subsidiaries by encouraging their ownership of Common Stock and to aid the Company in attracting and retaining such key employees, upon whose efforts the Company's success and future growth depends.

     Options are granted at the discretion of the Committee. Individual grant sizes are determined based on a variety of factors, which include practices for similar positions in the market and organizational and individual performance. At the discretion of the Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions, or as special retention incentives for employees with significant future potential.

     All options under the Plan are granted at 100% of the fair market value on date of grant. The term of the option is 10 years from the date of grant and vested options can be exercised at any time during such period. Options generally vest and become exercisable in cumulative annual installments of 20% over five years commencing one year after the date of grant. If an employee leaves the Company before options are vested, the unexercised options are forfeited and may be reissued under the Plan. On February 3, 1998, the Compensation Committee approved the grant of options with an alternate price-based vesting schedule. Under that vesting schedule options vest in 20% increments either pursuant to the standard five-year schedule or when the market price of the Company's Common Stock averages $12, $14, $16, $18 and $20 for 20 consecutive trading days, whichever first occurs.

  Compensation of Chief Executive Officer

     For fiscal year 1998, Loren J. Hulber, Chief Executive Officer of the Company, received $421,878.68 in aggregate cash compensation comprising $204,878.74 in base salary and $216,999.94 in incentive compensation. His incentive compensation was targeted at a bonus of 50% of his base salary, in addition to receiving a one-time bonus in connection with the Company's completion of its initial public offering. Mr. Hulber's annual base salary increased from $200,000 in fiscal year 1998 to $250,000 effective as of July 1, 1998.

     The decisions of the Committee depend significantly on quantitative market data and recommendations of impartial third party consultants. The Committee believes its decisions are consistent with the Company's business objectives and performance expectations and have been made in the best interests of the Company and its stockholders.

                                          THE COMPENSATION COMMITTEE

                                             E. Martin Gibson, Chairman
                                             Harvey V. Fineberg, M.D., Ph.D.
                                             Stephen E. O'Neil

     Notwithstanding anything set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the performance graph that follows shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return of the Company's Common Stock to the NASDAQ Stock Market Index and to its peer group of six publicly traded professional employer organizations (the "Peer Group") for the period from November 11, 1997 (the first day the Company's Common Stock was publicly traded) through June 30, 1998. The graph assumes that $100 was invested in each of the Company's Common Stock, the NASDAQ Stock Market and the companies listed in the Peer Group on November 11, 1997 and that any dividends were reinvested.

               COMPARISON OF SEVEN MONTH CUMULATIVE TOTAL RETURN
                       FOR THE PERIOD ENDED JUNE 30, 1998

[PERFORMANCE GRAPH]

                                        'NOVACARE
                                        EMPLOYEE                              NASDAQ STOCK
                                     SERVICES, INC.'       PEER GROUP         MARKET (U.S.)
11/11/97                                 100.00              100.00              100.00
6/30/98                                  105.56              120.97              119.03

EMPLOYMENT AGREEMENTS

     In January 1997, the Company entered into an employment agreement with Loren J. Hulber, the Company's President and Chief Executive Officer. The agreement provides for a three-year term of employment and provides for automatic one-year extensions until either party shall give the other notice of non-extension. The agreement provides for Mr. Hulber to receive an annual base salary, currently $250,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to fifty percent of his base salary (increased to one hundred percent of base salary as of July 1, 1998). Under this agreement, Mr. Hulber was given the opportunity to purchase 375,000 shares of the Company's Common Stock at a price of $1.92 per share, subject to certain restrictions on resale. The agreement provides that if Mr. Hulber is terminated by the Company without cause or if Mr. Hulber resigns subsequent to a change in control of the Company, a material diminution of his position, authority or compensation or his removal by the Company as President and Chief Executive Officer, then Mr. Hulber shall be entitled to his base salary and certain other benefits for a period of one year from the date of such event in periodic installments (which cease if Mr. Hulber obtains alternative employment, unless the rate of compensation is less, in which case the Company shall pay the difference for the remainder of the severance period) and bonus compensation in an amount equal to (a) the lesser of the bonus earned in the preceding fiscal year or one hundred percent of his salary during the year of termination (the "Final Bonus"), plus (b) an amount based on the Final Bonus and the number of months in the severance period provided in Mr. Hulber's employment agreement. In addition, Mr. Hulber will become fully vested in all options granted and be eligible to receive benefits during the severance period.

     In September 1997, NovaCare entered into an Employment Agreement with Aven
A. Kerr as Senior Vice President, Human Resources. In May 1998, Ms. Kerr was appointed Executive Vice President and Chief Operating Officer of the Company. The agreement provides for a three-year term of employment and provides for automatic one-year extensions. The agreement provides for Ms. Kerr to receive an annual base salary of $210,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to fifty percent of base salary, in accordance with the Company's incentive compensation plan. The agreement provides that if Ms. Kerr is terminated without cause, Ms. Kerr will continue to receive base salary for a period of six months unless she obtains alternative employment. If Ms. Kerr's alternative employment compensation is less than base salary at termination, and such alternative employment does not violate any of the restrictive covenants of her employment agreement with the Company, the Company will continue to pay the difference for the severance period. Ms. Kerr will vest in all options and receive benefits for the severance period. In case of a change of control, Ms. Kerr may terminate employment and receive severance payments in a lump sum.

     In May 1997, the Company entered into an Employment Agreement with Thomas
D. Schubert, the Company's Senior Vice President and Chief Financial Officer. The agreement provides for Mr. Schubert to receive an annual base salary, currently at $200,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to thirty-five percent of base salary, in accordance with the Company's incentive compensation plan. Pursuant to this agreement, Mr. Schubert was granted options to purchase 25,000 shares of the Company's Common Stock, at a price of $2.80 per share, pursuant to a vesting schedule of 20% per annum. The agreement provides that if Mr. Schubert is terminated without cause, Mr. Schubert will receive outplacement benefits and will be entitled to a lump sum severance payment in an amount determined in accordance with the Company's standard severance policies and procedures.

     In Apri1 1997, the Company entered into an Employment Agreement with Andrew
W. Stith, Senior Vice President of Marketing and Sales. The agreement provides for Mr. Stith to receive an annual base salary, currently at $180,000, subject to increases in accordance with policies of the Company, and to be eligible for an annual cash bonus equal to thirty-five percent of base salary, in accordance with the Company's incentive compensation plan. Pursuant to this agreement, Mr. Stith was granted options to purchase 30,000 shares of the Company's Common Stock, at a price of $2.80 per share, pursuant to a vesting schedule of 20% per annum. The agreement also provided Mr. Stith with an opportunity to purchase an additional 5,000 shares of the Company's Common Stock at a price of $2.80 per share, with the Company loaning Mr. Stith the funds to purchase such additional stock, pursuant to a promissory note having deferred interest at a rate equal to the prime rate plus 1%.

     In June 1997, the Company entered into an Employment Agreement with Christina D. Harris, Esq., the Company's Senior Vice President of Regulatory Affairs and Compliance and General Counsel. The agreement provides for Ms. Harris to receive an annual base salary, currently at $135,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to thirty percent of base salary, in accordance with the Company's incentive compensation plan. Pursuant to this agreement, Ms. Harris was granted options to purchase 10,000 shares of the Company's Common Stock, at a price of $2.80 per share, pursuant to a vesting schedule of 20% per annum. Ms. Harris was also provided certain benefits relating to her relocation.

CERTAIN TRANSACTIONS

     In February 1997, the Company entered into an agreement with NovaCare (the "NovaCare Contract"), whereby substantially all of NovaCare's employees became co-employed by the Company under a five-year term with automatic annual renewals. Under the NovaCare Contract, the Company provides traditional PEO services such as payroll and benefits management, worksite safety evaluation, employment-related risk management and compensation and benefits consultation. NovaCare paid the Company a fee for its services equal to the salary and Federal payroll costs plus an average base fee of 9.7% of gross earnings of employees, or approximately 117% of the gross payroll covered by the NovaCare Contract. Effective July 1, 1998, the NovaCare Contract was amended, whereby the Company agreed to provide the existing PEO services and a broader array of services, including recruiting, employee training and orientation, outplacement and human resource consulting. The new contract is principally a fee-for-service contract, replacing the previous payment arrangement, which was priced as a percentage of payroll, as described above. The new contract has a four-year term.

     During fiscal 1998 and 1997, NovaCare subleased office space to the Company. The sublease was a month-to-month arrangement, terminable on 30 days' notice by either party, under which the Company paid NovaCare approximately $9,000 per month. The agreement was terminated in October 1997, concurrent with the Company's relocation to the new corporate headquarters.

     NovaCare also provides information systems, consulting services and general administrative and financial services to the Company on an as-needed basis at NovaCare's cost. During fiscal 1998, the Company reimbursed NovaCare for certain expenses, in the amount of $220,000, based upon estimates of time incurred by NovaCare's personnel on behalf of the Company.

     Effective July 1, 1997, the Company issued 1,200,000 shares of its common stock, valued at $5,400,000, to acquire the assets and liabilities of NovaPro, formerly a business of NovaCare.

     Timothy E. Foster and Harvey V. Fineberg, M.D., Ph.D., directors of the Company, serve as directors of Integra, Inc., which is controlled by John H. Foster.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

     The shareholdings as of August 31, 1998 of the only persons known to the Company to own beneficially more than five percent (5%) of the outstanding shares of the Common Stock, and the shareholdings as of August 31, 1998 of all directors and officers of the Company as of such date as a group (according to information furnished by them to the Company) are set forth in the following table. The shareholdings of the six named executive officers of the Company (except for Loren J. Hulber, whose shareholdings are set forth above under "I. Election of Directors" and Mr. Locilento, who is no longer employed by the Company) are set forth in the table below. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                           SHARES OF COMMON STOCK
NAME                                                         OWNED BENEFICIALLY      PERCENT OF CLASS
----                                                       ----------------------    ----------------
NovaCare.................................................        19,400,000                  70%
GeoCapital...............................................         1,880,220                6.75%
Christina D. Harris, Esq. ...............................             2,800(3)                *
Aven A. Kerr.............................................             2,000(4)                *
Thomas D. Schubert.......................................            15,000(5)                *
Andrew W. Stith..........................................            11,000(6)                *
All Directors and Officers As a Group (14 persons).......         1,078,220(1)(2)           3.9%

---------------
 *  Less than one percent.

(1) See footnotes 1 through 7 on pages 4 and 5.

(2) Includes 49,668 shares of the Company's Common Stock presently issuable upon exercise of options. In addition, all directors and officers of the Company as a group beneficially own 5,164,516 shares of NovaCare Common Stock, 2,644,468 of such shares presently issuable upon exercise of options.

(3) Includes 2,000 shares of the Company's Common Stock presently issuable upon exercise of options. In addition, Ms. Harris owns 73 shares of NovaCare Common Stock

(4) Consists of shares of the Company's Common Stock presently issuable upon exercise of options. In addition, Ms. Kerr owns 22,000 shares of NovaCare Common Stock, 20,000 of such shares presently issuable upon exercise of options.

(5) Includes 5,000 shares of the Company's Common Stock presently issuable upon exercise of options. In addition, Mr. Schubert owns 62 shares of NovaCare Common Stock.

(6) Includes 6,000 shares of the Company's Common Stock presently issuable upon exercise of options.

                  II. APPROVAL OF INCREASE IN NUMBER OF SHARES
                        ISSUABLE UNDER STOCK OPTION PLAN

     Under the Company's 1997 Stock Option Plan, as amended (the "1997 Option Plan"), which provides for annual option grants to management-level employees based on such employees' job level and scope of responsibilities, the Company currently is authorized to issue options to purchase up to 1,625,000 shares of the Company's Common Stock in the aggregate.

     Management of the Company has determined that in order to provide incentives to key employees, retain qualified people and meet the demands of the marketplace the Company needs to increase the number of shares for which the Company is authorized to issue options pursuant to the 1997 Option Plan. The Company proposes to increase the authorized shares under the 1997 Option Plan by 1,500,000. The closing price of the Common Stock on the Nasdaq National Market on October 20, 1998 was $3.625.

     The Compensation Committee of the Board of Directors administers the 1997 Option Plan. The Compensation Committee is made up of three members of the Board of Directors. No current member of the Compensation Committee is or has been an employee or officer of the Company.

     Options granted under the 1997 Option Plan may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code (the "Code") or non-statutory options not intended to comply with such requirements. There are no tax consequences upon issuance of a non-statutory option. Upon exercise of a non-statutory option, the holder will realize taxable income to the extent of the difference between the exercise price and the market price of the Common Stock on the date of exercise, and the Company will have a deductible expense equal to the option holder's realized taxable income. Upon the sale of shares purchased upon such exercise, the optionee will realize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the shares at the time of exercise of the option. In the case of options granted to executive officers and other principal officers, directors and greater than ten percent stockholders of the Company, income will be recognized upon exercise of a non-qualified option only if the option has been held for at least six months prior to exercise. If such option is exercised within six months after the date of grant, an officer, director or greater than ten percent stockholder will recognize income on the date six months after the date of grant, unless he or she files an election under Section 83(b) of the Code to be taxed on the date of exercise.

     In contrast, an optionee will not be taxed upon exercise of an incentive stock option and the Company will not be entitled to a deduction from income in respect thereof. If the optionee retains the shares transferred to him or her upon exercise of an incentive stock option for more than one year after the date of issuance of the stock and two years after the date of grant of the option, any gain or loss realized on a subsequent sale of the shares by the optionee will be treated as long-term capital gain or loss. If, on the other hand, the optionee sells the shares within one year after the date of transfer or two years after the date of grant of the option, the optionee will realize ordinary income, and the Company will be entitled to a deduction from income, to the extent of the excess of the value of the shares on the date of exercise or the amount realized on the sale (whichever is less) over the exercise price. Any excess of the sale price over the value of the shares on the date of exercise will be treated as capital gain. The spread between the fair market value of the shares on the date of exercise and the exercise price constitutes an item of tax preference for purposes of the alternative minimum tax which, under certain circumstances, could cause tax liability as a result of the exercise.

     The term of options granted under the 1997 Option Plan is determined by the Compensation Committee, but may not exceed ten years. The vesting schedule, if any, is determined by the Compensation Committee. Options may be transferable by will and the laws of descent and distribution, or in certain circumstances to individuals related to the optionee.

     Options under the 1997 Option Plan may be granted to key employees, including officers or directors of the Company or any subsidiary or parent of the Company. The exercise price of options granted under the 1997 Option Plan is determined by the Compensation Committee, but cannot be less than the fair market value of the underlying stock on the date of grant. The purchase price for an option may be paid in cash, in Common Stock of the Company, or in a combination of both. The Company may lend an employee the purchase price or may guarantee a loan by a third party to the employee for the purchase price. It is not possible to determine in advance which eligible individuals will receive options.

     Options may not be exercised after termination of employment, except that options exercisable on the date of termination may be exercised within three months after termination, if termination is by the Company or by reason of disability or retirement under any retirement plan maintained by the Company. All options become fully vested and may be exercised for three months following termination, if termination is caused by death. The maximum number of shares subject to options that may be granted to any one person under the 1997 Option Plan is 200,000 per year.

     The Board of Directors believes that increasing the authorized shares under the 1997 Option Plan is in the best interests of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR INCREASING THE AUTHORIZED SHARES UNDER THE 1997 OPTION PLAN. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of increasing the number of shares issuable under the 1997 Option Plan, unless otherwise instructed therein. If the increasing of the authorized shares under the 1997 Option Plan is not approved, the Board of Directors will consider the appropriateness of alternative compensation for management level employees.

           III. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP to serve as independent accountants for the Company for the fiscal year ending June 30, 1999.

     PricewaterhouseCoopers LLP has served as independent accountants for the Company since 1996 and, although it is not required to do so, the Board is submitting its selection of the Company's independent accountants for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board will reconsider its selection.

     THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE COMPANY'S FISCAL YEAR ENDING JUNE 30, 1999. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

     A representative of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                               IV. OTHER MATTERS

     The Board does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                V. MISCELLANEOUS

     All costs relating to the solicitation of proxies of holders of Common Stock will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or otherwise. The Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

     It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to make certain filings on a timely basis with the Securities and Exchange Commission. To date all required filings have been made on a timely basis, except that one executive officer, Kenneth J. Jankowski, failed to make a timely filing of a report on Form 3 required upon his election as an executive officer. Subsequently, Mr. Jankowski filed the report.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices by July 1, 1999 in order to be considered for inclusion in the Company's proxy statement relating to such meeting. In the event that a stockholder fails to notify the Company by September 13, 1999 of an intent to be present at the Company's 1999 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, which has been filed with the Securities and Exchange Commission, is included in the Annual Report accompanying this Proxy Statement.

October 28, 1998

                             AMENDMENT NO. 1 TO THE
                        NOVACARE EMPLOYEE SERVICES, INC.
                             1997 STOCK OPTION PLAN

     Amendment made as of November 24, 1997 by NovaCare Employee Services, Inc. (the "Company") to the NovaCare Employee Services, Inc. 1997 Stock Option Plan (the "Plan").

                              W I T N E S S E T H:

     WHEREAS, the Company adopted the Plan as of February 28, 1997 to provide incentives for key employees of the Company and its subsidiary or parent corporations; and

     WHEREAS, the Company desires to amend the Plan to (i) increase the number of shares of common stock, $.01 par value, of the Company available for options and other awards under the Plan from 625,000 to 1,625,000 and (ii) limit the maximum number of options which may be granted to any person under the Plan during any fiscal year of the Company to 200,000 shares.

     NOW THEREFORE, the Company hereby amends the Plan as follows:

     1. Section 3 of the Plan is hereby deleted in its entirety and the following substituted therefor:

     "3. Stock Available for Options. There shall be available for options under the Plan a total of 1,625,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f). Shares of Stock used for purposes of the Plan may be either authorized and unissued shares or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder. The maximum number of options which may be granted to any person under the Plan during any fiscal year of the Company shall not exceed 200,000 shares."

     2. In all other respects, the Plan shall remain in full force and effect as previously written.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

                                          NOVACARE EMPLOYEE SERVICES, INC.

                                          By___________________________________
                                              Secretary

                        NOVACARE EMPLOYEE SERVICES, INC.

                             1997 Stock Option Plan

          1. Purposes of Plan. The purposes of this Plan, which shall be known as the 1997 Stock Option Plan and is hereinafter referred to as the "Plan", are
(i) to provide incentives for key employees of NovaCare Employee Services, Inc. (the "Company") and its subsidiary or parent corporations (within the respective meanings of Section 424(f) and 424(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary" and "Parent", respectively) by encouraging their ownership of the common stock, $.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, upon whose efforts the Company's success and future growth depends, and attracting other such employees.

          2. Administration. The Plan shall be administered by the Board of Directors, which may delegate authority to administer the Plan to the Compensation Committee of the Board of Directors ("Committee"), as hereinafter provided. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

          The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than two of its members. All members of the Committee shall be directors who are "Non-Employee Directors" as that term is defined in 17 C.F.R. Section 240.16b-

3(b)(3)(i). The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.

          3. Stock Available for Options. There shall be available for options under the Plan a total of 625,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f). Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

          4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary or Parent, including officers or directors of the Company or any Subsidiary or Parent. Options may be granted to eligible employees whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting employees for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the employee's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director or officer of the Company or any Parent or Subsidiary shall be considered employment for purposes of the Plan. In the event the Company becomes obligated to grant options, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which the Company combines, options may be granted to a non-continuing director of such acquired or combining company who does not become an employee or director of the Company or any Subsidiary or Parent.

          5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribed the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

          (a) Option Price. Except in the case of an option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which each share of Stock covered by an option granted under the Plan may be purchased shall be determined by the Committee and shall not be less than the market value per share of Stock on the date of grant of an option as determined pursuant to
Section 5(c). The date of the grant of an option shall be the date specified by the Committee in its grant of the option.

          (b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

          (c) Exercise of Options. In order to exercise an option, the holder thereof (the "Optionee") shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of the Plan, the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System or the Small Cap Market of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him. An option may not be exercised for less than ten shares of Stock, or the number of shares of Stock remaining subject to such option, whichever is smaller.

          (d) Effect of Termination of Employment. An option may not be exercised after the Optionee has ceased to be in the full-time employ of the Company or any Subsidiary or Parent, except in the following circumstances:

                           (i) If the Optionee's employment is terminated by
                  action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or any Subsidiary or Parent, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

                           (ii) In the event of the death of the Optionee during
                  the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death;

                           (iii)In the event of the death of the Optionee while
                  employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shal1 have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

                           (iv) If the Optionee is not an employee or director
                  of the Company or any Subsidiary or Parent and is a non-continuing director of a company acquired by the Company or with which the Company has combined and the Company has become obligated to grant options to such Optionee as a result of such acquisition or combination.

          In no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or Parent or interfere in any way with the right of the Company to terminate his employment at any time.

          (e) Transferability of Options. During the lifetime of an Optionee, options held by such Optionee may not be transferred otherwise than by will or by the laws of descent and distribution without the written consent of the Committee, except that nonstatutory options may be transferred to members of such Optionee's immediate family, trusts for the benefit of such Optionee or such family members or charitable organizations under Section 501(c)(3) of the Code, subject to continuing compliance by the Optionee with the terms and conditions of the option, including, but not limited to, continued employment.

          (f) Adjustments for Change in Stock Subject to Plan and Other Events. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both.

          In connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options granted to any Optionee on or before February 28, 1997 or to a director during the period of his directorship at any time before or after February 28, 1997 shall become exercisable in full, notwithstanding any other provision of the Plan or of any such outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer, acquisition or change in control or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The Committee may, in its sole discretion determine that certain other options granted after February 28, 1997 shall become exercisable in full under such circumstances determined by the Committee. The provisions of this paragraph shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b)and 5(d).

          (g) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

          (h) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

          6. Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" (within the meaning of Section 422(d) of the Code), provided, however, that the aggregate fair market value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code, and provided further that Section 5(d)(ii) hereof shall not apply to any incentive stock option.

          7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after, February 27, 2007; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

          8. Effectiveness of Plan. The Plan will not be made effective unless approved by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or pursuant to a written consent signed by the holders of a majority of the Stock, and no option granted hereunder shall be exercisable prior to such approval.

          9. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.